UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2008
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INTERSTATE DATA USA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53234	61-1348524
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1900 West Loop South, # 1850
Houston, Texas 77027
(Address of Principal Executive Office) (Zip Code)

(606) 324-0048
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 30, 2008, Interstate Data USA, Inc. (the “Company”) and Randall R. Carpenter, the Company’s President, entered into a deferred compensation agreement (“Agreement”) memorializing the Company’s recognition of Mr. Carpenter’s services to the Company and compensation foregone by Mr. Carpenter due to insufficient capital. The Agreement provides that, subject to adequate funding of the Company, Mr. Carpenter is entitled to receive an amount equal to $425,000 of deferred compensation plus an additional $8,333.33 for each whole calendar month of service with the Company after the effective date of the Agreement, or December 30, 2008 (the “Benefit”).  The Agreement provides Mr. Carpenter will become fully vested in the Benefit upon the date on or before the termination date, defined as the fifth anniversary of the effective date of the Agreement (the “Termination Date”), that the Company has raised $4,000,000 in a private placement offering.  The Agreement further provides if the Company fails to raise $4,000,000 on or before the Termination Date, the Benefit will be forfeited on the Termination Date.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed herewith as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Deferred Compensation Agreement, between the Company and Randall R. Carpenter, dated December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERSTATE DATA USA, INC.
(Registrant)

Date: January 2, 2009	By:	/s/ Randall R. Carpenter
	Name:	Randall R. Carpenter
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deferred Compensation Agreement, between the Company and Randall R. Carpenter, dated December 30, 2008